UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2026

Valley National Bancorp

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza
New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series C, no par value	VLYPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities.

On September 27, 2026, Valley National Bancorp, a New Jersey corporation (“Valley”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bluevine Inc., a Delaware corporation (“Bluevine”), and certain other parties thereto, pursuant to which, upon the terms and subject to the conditions set forth therein, Valley will acquire Bluevine (the “Transaction”). The completion of the Transaction is subject to the satisfaction of customary closing conditions.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Valley will acquire the outstanding equity of Bluevine for $340,000,000 in aggregate consideration, subject to certain adjustments described in the Merger Agreement, consisting of approximately $255 million in cash and approximately 6.3 million shares of common stock, no par value, of Valley (“Valley Common Stock”).

The shares of Valley Common Stock to be issued under the Merger Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On September 28, 2026, Valley and Bluevine issued a joint press release announcing the execution of the Merger Agreement and the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the announcement of the Merger Agreement, Valley also issued an investor presentation containing information regarding the Transaction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and which is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Valley National Bancorp and Bluevine Inc., dated September 28, 2026.

99.2	Investor Presentation of Valley National Bancorp, dated September 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

FORWARD-LOOKING STATEMENTS

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by forward-looking terminology such as “intend,” “should,” “expect,” “believe,” “position,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “would,” “could,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. A detailed discussion of factors that could affect our results is included in our SEC filings, including Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2026	VALLEY NATIONAL BANCORP

	By:	/s/ Travis Lan
Travis Lan
Senior Executive Vice President and Chief Financial Officer

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